UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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ARCHON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARCHON CORPORATION

3993 Howard Hughes Parkway

Suite 630

Las Vegas, Nevada 89109

June 15, 2005

Dear Common Stockholders:

We are pleased to invite you to attend the 2005 annual meeting of common stockholders of Archon Corporation. The meeting will be held at the Pioneer Hotel & Gambling Hall, 2200 Casino Drive, Laughlin, Nevada 89029 on June 30, 2005 at 10:00 a.m. We hope that you will be able to attend the annual meeting in person and we look forward to seeing you. The agenda for the annual meeting is described in the accompanying notice of annual meeting and proxy statement.

At the annual meeting the common stockholders will be asked to:

•	elect two directors, who will serve for a three-year term;

•	approve the reinstatement and amendment of the Company’s 1993 Key Employee Stock Option Plan; and

•	ratify the Company’s selection of its independent registered public accounting firm for the current fiscal year.

We encourage you to attend the meeting in person. Whether or not you plan to attend, your vote is important, regardless of the number of shares that you own. After reading the enclosed notice of annual meeting and proxy statement, please sign and date the enclosed proxy card and return it to us in the provided envelope.

Sincerely,

/s/ Paul W. Lowden
Paul W. Lowden
Chairman of the Board and President Archon Corporation

ARCHON CORPORATION

3993 Howard Hughes Parkway

Suite 630

Las Vegas, Nevada 89109

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 15, 2005

The 2005 annual meeting of the common stockholders of Archon Corporation, a Nevada corporation (the “Company”), will be held at the Pioneer Hotel & Gambling Hall, 2200 Casino Drive, Laughlin, Nevada 89029, on June 30, 2005, commencing at 10:00 a.m. for the following purposes:

For holders of common stock:

1.	To elect two directors, who will serve until the 2008 annual meeting of stockholders and until their successors are elected and have qualified;

2.	To approve the reinstatement and amendment of the Company’s 1993 Key Employee Stock Option Plan;

3.	To consider and act upon a proposal to ratify the selection of the Company’s independent registered public accounting firm for the current fiscal year; and

4.	To consider and act upon such other business as may properly come before the annual meeting and at any adjournment or postponement thereof.

Pursuant to the Company’s By-Laws, the Company’s Board of Directors has fixed the time and date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof as of the close of business on May 3, 2005. Accordingly, only common stockholders of record on that date and at that time will be entitled to vote with respect to matters to be submitted to stockholders at the annual meeting and at any adjournment or postponement thereof, notwithstanding any transfer of stock on the books of the Company after the record date.

It is important that your shares be represented at the annual meeting, regardless of the number you hold. Whether or not you plan to attend the annual meeting, please sign, date and mail the enclosed proxy card in the return envelope, which requires no postage in the United States.

By Order of the Board of Directors

/s/ John M. Garner
John M. Garner
Secretary

Las Vegas, Nevada

June 15, 2005

ARCHON CORPORATION

3993 Howard Hughes Parkway

Suite 630

Las Vegas, Nevada 89109

(702) 732-9120

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 15, 2005

This proxy statement is first being mailed on or about June 15, 2005 to holders of common stock, $0.01 par value (“Common Stock”), of Archon Corporation, a Nevada corporation (the “Company”), of record as of the close of business on May 3, 2005.

The enclosed proxy is solicited on behalf of the Company’s board of directors (the “Board”) for use at the 2005 annual meeting of stockholders to be held on June 30, 2005, at 10:00 a.m. at the Pioneer Hotel & Gambling Hall, 2200 Casino Drive, Laughlin, Nevada 89029 and at any adjournment or postponement of the annual meeting. A stockholder may revoke its proxy at any time prior to its use by:

•	providing written revocation to the Secretary of the Company at its offices; or

•	executing and delivering a later-dated proxy.

Shares represented by an unrevoked proxy will be voted as directed by the stockholder. If no direction is given with respect to a proxy, shares will be voted for:

•	the election of Paul W. Lowden and William J. Raggio as directors to serve until the 2008 annual meeting of stockholders and until their successors are elected and qualified;

•	the approval of the reinstatement and amendment of the Company’s 1993 Key Employee Stock Option Plan;

•	the ratification of the selection of Ernst & Young, LLP as the Company’s independent registered public accounting firm; and

•	in the discretion of the proxy holders with respect to any other matters properly presented to the stockholders at the annual meeting and at any adjournment or postponement.

VOTING RIGHTS

Only stockholders of record at the close of business on May 3, 2005 are entitled to notice of and to vote at the annual meeting. On that date, 6,229,631 shares of Common Stock were outstanding.

The presence, either in person or by proxy, of persons entitled to vote 50% of the outstanding Common Stock is necessary to constitute a quorum for the transaction of business by the common stockholders at the annual meeting. Paul W. Lowden, Chairman of the Board and President of the Company, beneficially holds approximately 75% of the Common Stock and has advised the Company that his shares will be present and voted at the annual meeting.

Each share of Common Stock is entitled to one vote in connection with each matter submitted for approval by the common stockholder. Abstentions and any shares as to which a broker or nominee does not vote on a particular matter will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be counted as shares present and entitled to vote on the proposals. Broker non-votes will not be counted as shares present and entitled to vote on the proposals. As a result,

•	abstentions will have the effect of a vote against the proposal to ratify the selection of accountants and the proposal to reinstate and amend the 1993 Key Employee Stock Option Plan and no effect on the proposals to elect directors.

•	broker non-votes will have no effect on the proposals to ratify the selection of accountants or the proposal to reinstate and amend the 1993 Key Employee Stock Option Plan or elect directors.

Paul W. Lowden is the beneficial owner of 4,980,144 shares of Common Stock, or approximately 75.6%, of the outstanding Common Stock. Mr. Lowden has advised the Company that he intends to vote the Common Stock of which he is the record holder for the nominees for election as directors by common stockholders named in this proxy statement, for the reinstatement and amendment of the Company’s 1993 Key Employee Stock Option Plan and for the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. Mr. Lowden has also advised that the record holders of shares of Common Stock that he beneficially owns intend to do the same. Please see Proposal 2 — Reinstatement and Amendment of 1993 Key Employee Stock Option Plan, whereby, Mr. Lowden in May 2005, informed the Compensation Committee of the Board that he elected to decline the stock option award that was awarded to him in April 2005.

None of the proposals to be voted on at the annual meeting creates a right of appraisal under Nevada law.

COMMON STOCKHOLDERS’ AGENDA

Proposal 1 — Election of Directors

The authorized number of directors of the Company is six, of whom four are elected by the holders of Common Stock and two are elected by the holders of Preferred Stock in accordance with the certificate of designation of the Preferred Stock. The directors are divided into three classes.

The table below provides information regarding the directors of the Company. Mrs. Lowden and Messrs. Lowden, Raggio and Delaney are directors elected by the common stockholders and Messrs. Parthemore and Foster are special directors elected by the preferred stockholders. For additional information regarding the directors, see “Directors and Executive Officers.”

Nominee Directors	Nominee For Term to Expire at the Annual Meeting
Paul W. Lowden	2008
William J. Raggio	2008

Other Directors	Term Expires at the Annual Meeting
Suzanne Lowden	2007
Jay Parthemore	2007
John W. Delaney	2006
Howard E. Foster	2006

The Board has nominated Paul W. Lowden and William J. Raggio to stand for election by the common stockholders at the upcoming annual meeting to serve until the 2008 meeting and until their successor have been elected and qualified. The enclosed proxy, unless indicated to the contrary, will be voted for the election of Mr. Lowden and Mr. Raggio.

The Company has been advised by Messrs. Lowden and Raggio that each is willing to be named as a nominee and is willing to continue to serve as a director if reelected. However, if either should be unable to serve as a director, the proxy holders may vote the enclosed proxy for a substitute nominee for election as a director by the common stockholders selected by the Board in its discretion. The affirmative vote of a plurality of Common Stock represented in person or by proxy and entitled to vote at the annual meeting is required to elect the directors.

The Board recommends that common stockholders vote “for” the election of Mr. Lowden and Mr. Raggio.

Proposal 2 — Reinstatement and Amendment of 1993 Key Employee Stock Option Plan

The compensation committee of the Board has recommended to the Board amendments to the Company’s 1993 Key Employee Stock Option Plan (the “Plan”) which would (i) reinstate the Plan and, (ii) amend the Plan to extend the expiration date of the Plan from September 24, 2003 to September 24, 2013. The Board has approved the reinstatement and amendment of the Plan. The compensation committee of the Board believes that reinstating the

Plan is essential to allow the Company to continue to attract and retain qualified employees. The Plan, as amended in 1998, authorized 1.2 million option grants to be awarded. The Plan expired in 2003 with approximately 600,000 options unissued and was inactive from that time forward.

In assessing the proposal, stockholders should consider that the Company’s directors, who are employees of the Company, and executive officers are eligible to receive awards under the Plan and thus may have a substantial interest in this proposal. See the section captioned “Interests of Certain Persons” in this Proposal No. 2.

The following summary of the Plan and the proposed amendments thereto are qualified in their entirety by reference to the full text of the Plan, as so amended, which is attached to this Proxy Statement as Appendix A.

The affirmative vote of the holders of the majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the annual meeting is required to approve the reinstatement and amendment of the Plan.

General

The purpose of the Plan is to enable the Company and its subsidiaries to attract, retain and motivate its’ employees by providing for or increasing the proprietary interest of the employees in the Company. Every employee of the Company or any of its subsidiaries, including any director who is so employed, is eligible to be considered for the grant of awards under the Plan. If reinstated, all of the approximate 500 employees will be eligible to participate in the Plan.

The Plan is administered solely by the compensation committee of the Board of Directors. Subject to the provisions of the Plan, the compensation committee has full and final authority to select the participants to whom awards will be granted thereunder, to grant such awards, and to determine the terms and conditions of such awards and the number of shares to be issued pursuant thereto.

Awards

The Plan authorizes the compensation committee to grant both incentive stock options and non-qualified stock options. Awards granted under the Plan to an employee may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transaction.

An award under the Plan may, at the option of the compensation committee, permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, and/or to pay all or part of such recipients’ tax withholding obligations with respect to such issuance, by delivering previously owned shares of capital stock of the Company or other property or by reducing the amount of shares or other property otherwise issuable pursuant to the award. If an option granted under the Plan permits the recipient to pay for the shares issuable pursuant thereto with previously owned shares, the recipient would be able to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each such transaction to pay the purchase price of the shares acquired in the following transaction, to exercise an option for a larger number of shares with no more investment than the original share or shares delivered.

Plan Duration

Originally, awards could not be granted under the Plan after September 24, 2003. The Company wishes to extend the expiration date of the Plan to September 24, 2013.

Amendments

The Board may alter, amend, suspend, or terminate the Plan, provided that no such action may deprive an optionee of any outstanding options, without the consent of the optionee, of any rights of the optionee under the option or with respect to the option. Except as provided in the Plan, no such action of the Board, unless approved by the stockholders of the Company, may:

•	increase the maximum number of shares of Common Stock that may be acquired upon the exercise in full of options granted under the Plan in the aggregate;

•	alter the class of persons eligible to be considered for the grant of options under the Plan;

•	remove the administration of the Plan from the compensation committee or render the members of the compensation committee eligible to receive options, rights, or stock under the Plan while serving as such;

•	extend the duration of the Plan; or

•	materially increase the benefits accruing to the optionees of options theretofore granted or that may thereafter be granted under the Plan.

Section 16(b) of The Exchange Act

The acquisition and disposition of shares of Common Stock by officers, directors and greater than 10% stockholders of the Company pursuant to awards granted to them under the Plan may be subject to the provisions of Section 16(b) of the Exchange Act, under which a purchase of shares of Common Stock within six months before or after a sale of Common Stock could result in recovery by the Company of all or a portion of any amount by which the sale proceeds exceed the purchase price. Rule 16b-3 provides an exemption from Section 16(b) liability for certain transactions pursuant to employee benefit Plans.

Determination of Fair Market Value

The “fair market value” of a share of Common Stock or other security on any day shall be equal to the last sale price per common share or other security on such day. In case no such sale takes place on such day, the fair market value will be the average of the closing bid and asked prices as reported in the principal consolidated transaction reporting systems, the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board. In all other cases, fair market value shall be the value determined in good faith by the compensation committee based upon an independent appraisal of the Company. For purposes of valuing Common Stock subject to the options, the fair market value of a common share or other security shall be determined without regard to any restriction other than one that, by its terms, will never lapse.

Federal Income Tax Treatment

The following is a brief description of the federal income tax treatment which will generally apply to awards made under the Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of awards will depend on the specific nature of awards. The following is only a brief summary of the federal income tax rules applicable to awards and should not be relied upon for individual tax advice, as each taxpayer’s situation and the consequences of any particular transaction will vary depending upon the specific facts and circumstances involved.

Incentive Options. Pursuant to the Plan, employees may be granted options which are intended to qualify as incentive stock options under the provisions of Section 422 of the Internal Revenue Code of 1986 as Amended

(the “Code”). Generally, the optionee is not taxed and the Company is not entitled to a deduction on the grant or the exercise of an incentive option. However, if the optionee sells the shares acquired upon the exercise of an incentive option at any time within (a) one year after the date of transfer of shares to the optionee pursuant to the exercise of such incentive option or (b) two years after the date of grant of such incentive option, then the optionee will recognize ordinary income in an amount equal to the excess, if any, of the lesser of the sale price of the shares of Common Stock or the fair market value of the shares of Common Stock on the date of exercise over the exercise price of such incentive option. The Company will generally be entitled to a tax deduction in an amount equal to the amount of ordinary income recognized by such optionee.

The amount by which the fair market value of the shares of Common Stock received upon exercise of an incentive option exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee’s “alternative minimum taxable income” (“AMTI”) in the year of exercise. The “alternative minimum tax” imposed on individual taxpayers is generally equal to the amount by which 26% or 28% (depending on the recipient’s AMTI) of the individual’s AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year.

Nonqualified Options. The grant of an option or other similar right to acquire stock which does not qualify for treatment as an incentive option, is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of the exercise) over the exercise price of such option, and the Company will generally be entitled to a tax deduction equal to such amount. In addition, there may be a risk of immediate tax upon the grant of a so-called “deep discount option” with an exercise price equal to only a small fraction of the option shares’ current fair market value. See “Special Rules for Awards Granted to Insiders,” below.

Special Rules for Awards Granted to Insiders. If the grant of an option is not approved by the Board or a committee of the Board that is composed solely of two or more “non-employee directors” (as such item is defined under Rule 166-3 of the Exchange Act), and if an optionee is a director, officer or stockholder subject to Section 16 of the Exchange Act (an “Insider”) and exercises an option within six months of the date of grant, the timing of the recognition of any ordinary income should be deferred until (and the amount of ordinary income should be determined based on the fair market value (or sales price in the case of a disposition) of the shares of Common Stock upon) the earlier of the following two dates (i) six months after the date of grant or (ii) a disposition of the shares of Common Stock, unless the Insider makes an election under Section 83(b) of the Code (an “83(b) Election”) within 30 days after exercise to recognize ordinary income based on the value of the Common Stock on the date of exercise. In addition, special rules apply to an Insider who exercises an option having an exercise price greater that the fair market value of the underlying shares on the date of exercise. Insiders should consult their tax advisors to determine the tax consequences to them of exercising options granted to them pursuant to the Plan.

Miscellaneous Tax Issues. Generally, the Company will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the Plan.

The terms of the agreements pursuant to which specific awards are made to employees under the Plan may provide for accelerated vesting of an award in connection with a change in ownership or control of the Company or its assets. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any “excess parachute payments” and the Company will be denied any deduction with respect to such payment. Recipients of awards should consult their tax advisors as to whether accelerated vesting of an award in connection with a change of ownership or control of the company would give rise to an excess parachute payment.

Section 162(m) of the Code imposes a $1,000,000 limit on the amount of compensation that may be deducted by the Company in any year with respect to the Chief Executive Officer of the Company and its other four most highly compensated employees, including deductions attributable to awards under the Plan. The $1,000,000 deduction limit will apply if the deduction attributable to an award plus the deduction attributable to other compensation received in the same year exceeds $1,000,000.

Interests of Certain Persons

In April 2005, the Compensation Committee of the Board of Directors awarded stock options to David Lowden, Christopher Lowden and Paul W. Lowden. David Lowden, Real Estate Projects Manager, is the brother of Paul W. Lowden. Christopher Lowden, Director of Design and Development, is the son of Paul W. Lowden. Each individual received a grant of 150,000 options with an exercise price of $1.00 per share and the options were immediately vested. The options were granted conditionally upon approval by the stockholders of reinstatement and amendment of the Plan. Furthermore, in May 2005, Paul W. Lowden, Chairman of the Board of Directors and CEO of the Company, informed the Compensation Committee of the Board that he was electing to decline the award. Consequently, David and Christopher Lowden, and indirectly Paul W. Lowden, may have an interest in the approval of this Proposal No. 2.

In addition, if Proposal No. 2 is adopted, the Company may grant options to the Company’s employees including employee-directors and executive officers of the Company. Accordingly our employee-directors and executive officers may be deemed to have an interest in the approval of this Proposal No. 2.

New Plan Benefits

The amount and type of each participant’s award under the Plan, if any, will be determined in the discretion of the compensation committee and, therefore, cannot be calculated. The following table sets forth information regarding grants to be made under the Plan during fiscal 2005.

1993 Key Employee Stock Option Plan

Name	Number of Units
Paul W. Lowden (1)	0
Executive Group (1)	0
Non-Executive Director Group (1)	0
Non-Executive Officer Employee Group(1)	300,000

(1)       In April 2005, the Compensation Committee of the Board of Directors awarded stock options to David Lowden, Christopher Lowden and Paul W. Lowden. Each individual received a grant of 150,000 options with an exercise price of $1.00 per share and the options were immediately vested. In May 2005, Paul W. Lowden, Chairman of the Board of Directors and CEO of the Company, informed the Compensation Committee of the Board that he was electing to decline the award.

As of May, 2005, options representing 806,860 shares of Common Stock have been awarded under the Plan.

The Board recommends that common stockholders vote “for” the reinstatement and amendment of the 1993 Key Employee Stock Option Plan of the Company.

Proposal 3 — Ratification of Auditors

Subject to ratification by the stockholders at the annual meeting, the Board has selected Ernst & Young LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending September 30, 2005. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. The affirmative vote of a majority of the votes cast at the annual meeting is required to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year.

On January 25, 2005, the Company dismissed Deloitte & Touche LLP (“Deloitte”) as its independent registered public accounting firm. Archon’s Audit Committee and Board of Directors participated in and approved the decision to dismiss Deloitte.

The reports of Deloitte on the consolidated financial statements of the Company for the fiscal years ended September 30, 2004 and 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years and the subsequent interim period up to the date of dismissal, there have been no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter thereof in its report on the Company’s financial statements for such periods.

During the two most recent fiscal years and the subsequent interim period up to the date of dismissal, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) except as described below:

In performing its audit of the Company’s consolidated financial statements for the year ended September 30, 2004, Deloitte noted matters involving our internal controls that it considered to be reportable conditions. A “reportable condition” involves matters relating to significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data consistent with the assertions of management in the financial statements. The reportable conditions noted by Deloitte were that the Company did not have a documented process in place for its financial closing and reporting process. Specifically, Deloitte noted that the Company did not perform a detailed review of significant balance sheet accounts and supporting analyses by an individual independent of the preparer and did not have a documented process in place to research and conclude on unusual transactions. The Company has since taken steps to address and correct the issues identified as a reportable condition.

Further, on December 29, 2003, the Company filed its Form 10-K before Deloitte delivered its audit report in connection with the Company’s financial statements for the fiscal year ended September 30, 2003 (the “Independent Auditors’ Report”) and before Deloitte delivered its independent auditors’ consent filed as Exhibit 23.1 to the Form 10-K (the “Consent”). The Company filed an amendment to its Form 10-K on January 23, 2004 removing the Independent Auditors’ Report, the Consent and the Section 302 and 906 certifications furnished with the original Form 10-K. On February 27, 2004, the Company filed a further amendment to its Form 10-K to restate its 2003 and 2002 consolidated financial statements, to include the Independent Auditors’ Report included in the Form 10-K/A and the Consent, and to include certifications required by Sections 302 and 906 of the Sarbanes Oxley Act of 2002. The Company investigated the circumstances surrounding the matter and has since taken steps to address and correct the events leading to the incorrect filing.

The Company’s audit committee discussed the reportable condition and the incorrect filing with Deloitte. In addition, the audit committee has authorized Deloitte to respond fully to any inquiries by the Company’s new auditor regarding Archon’s internal controls and the incorrect filing.

At the request of Archon, Deloitte furnished a letter addressed to the SEC stating that it agreed with the above statements. A copy of such letter dated January 31, 2005, was filed as Exhibit 16 to the Form 8-K filed.

The Company engaged Ernst & Young LLP (“Ernst & Young”) as its new independent registered public accounting firm on March 7, 2005. During the two most recent fiscal years and through subsequent interim periods, Archon did not consult with Ernst & Young regarding the matters described in, and required to be disclosed pursuant to, Item 304 (a) (2) (i) or Item 304 (a) (2) (ii) of Regulation S-K.

The Board recommends that common stockholders vote “for” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2005.

DIRECTORS AND EXECUTIVE OFFICERS

The following is a list of the current executive officers and directors, including the nominees for election to the Board:

Name	Age	Position with the Company
Paul W. Lowden (1)	61	Chairman of the Board, President and Chief Executive Officer
Suzanne Lowden	52	Director, Executive Vice-President
John W. Delaney (1)(3)	56	Director
William J. Raggio (2)(3)	78	Director
Howard E. Foster (2)	60	Preferred Stockholder Special Director
Jay Parthemore (2)	62	Preferred Stockholder Special Director
John M. Garner	46	Secretary, Treasurer, Senior Vice-President and Chief Financial Officer

(1)	Currently member of the Executive Committee of the Board

(2)	Currently member of the Audit Committee of the Board

(3)	Currently member of the Compensation Committee of the Board.

Paul W. Lowden

Paul W. Lowden has served as President, Chairman of the Board and Chief Executive Officer of the Company since its formation in September 1993. Mr. Lowden held the same positions with the Company’s predecessor, Sahara Resorts, from 1982 to 1993. Mr. Lowden is married to Suzanne Lowden. Mr. Lowden has been nominated for reelection to the Board for a term that expires at the annual meeting of stockholders in 2008.

Suzanne Lowden

Suzanne Lowden has served as a director and Executive Vice-President of the Company since its formation. Mrs. Lowden served as a director of the Company’s predecessor, Sahara Resorts, from 1987 to 1993 and Vice President from 1992 to 1993. She is also a founding board member of Commercial Bank of Nevada. Mrs. Lowden served as a Nevada State Senator from November 1992 through 1996. She worked for the CBS affiliate in Las Vegas from 1977 to 1987 as an anchorwoman, reporter, writer and producer of television news. Mrs. Lowden is married to Paul W. Lowden. Mrs. Lowden’s term as a director of the Company expires at the annual meeting of stockholders in 2007.

John W. Delaney

John W. Delaney has served as a director of the Company since January 1997. Mr. Delaney is currently president and chief executive officer of Central Banc Mortgage Co., a mortgage banking firm, where he has been employed since 1978. Mr. Delaney’s term as a director of the Company expires at the annual meeting of stockholders in 2006.

William J. Raggio

William J. Raggio has served as a director, Vice President, Secretary and Corporate Counsel of the Company since its formation in 1993 until 1999. Mr. Raggio held the same position with Sahara Resorts from 1982 until 1993. Mr. Raggio resigned his position on the Board in May 1999 due to a potential conflict caused by his position on the board of directors of another gaming company, a position that Mr. Raggio no longer holds. Mr. Raggio was reappointed to the Board in December 2000. Mr. Raggio is a stockholder and member of the law firm of Jones Vargas of Reno, Nevada. Since 1972 he has been a Nevada State Senator. Mr. Raggio is also a director of Sierra Health Services, Inc., a Nevada corporation. Mr. Raggio has been nominated for reelection to the Board for a term that expires at the annual meeting of stockholders in 2008.

Howard E. Foster

Howard E. Foster has served as a special director of the Company elected by holders of the Preferred Stock since May 2000. Since 1980, Mr. Foster has been the president of Howard Foster and Company, an investment advisor firm specializing in small capitalization stocks, turnaround situations and financially distressed companies. Prior to that time, Mr. Foster served as the chief financial officer of two publicly-held companies, Associated Products and Bio-Rad Laboratories, and previously worked in the audit, tax and management consulting divisions of Arthur Andersen & Co. Mr. Foster has served on the boards of directors of Bio-Rad Laboratories, Barringer Technologies and Nevada National Bancorporation, where he served as a director elected by preferred stockholders of Nevada National Bancorporation. Mr. Foster’s term as a special director of the Company expires at the annual meeting of stockholders in 2006, or, until the preferred stockholders are no longer entitled to have representation on the Board.

Jay Parthemore

Jay Parthemore has served as a special director of the Preferred Stock since February 2003, when he was elected by the Board to fill a vacancy. Prior to his retirement, Mr. Parthemore was the director of Channel Management for AT&T Corp., where he was responsible for AT&T business services channel management revenue. Over a thirty-three year career, Mr. Parthemore held worldwide marketing executive positions at AT&T and IBM. Mr. Parthemore’s term as a special director of the Company expires at the annual meeting of stockholders in 2007, or, until the preferred stockholders are no longer entitled to have representation on the Board.

John M. Garner

John M. Garner has served as Secretary, Treasurer, Senior Vice-President and Chief Financial Officer since February 2004. Prior to joining the Company, Mr. Garner, a certified public accountant, served as chief financial officer and treasurer of Mikohn Gaming Corporation from 2002 to 2004 and director of finance from 2001 to 2002. Mr. Garner served as chief financial officer and treasurer of Paul-Son Gaming Corporation from 1998 to 2001 and served as corporate controller/vice-president of finance of Alliance Gaming Corporation / Bally Gaming, Inc. from 1989 to 1998. Prior to these positions, Mr. Garner practiced public accounting with Ernst & Young and Peat Marwick Mitchell.

The Board and its Committees

During the fiscal year ended September 30, 2004, the Board held two meetings. All directors attended the meetings. The Board has standing executive, audit and compensation committees. During the last fiscal year, the executive committee held one meeting; the audit committee held eight meetings and the compensation committee held two meetings. All committee members attended at least 75% of the committee meetings for which they were scheduled except for Mr. Raggio who attended approximately 50% of the scheduled meetings. Membership in the various committees is determined by action of the full Board. The function of the executive, audit and compensation committees and their membership are described below.

i.	Executive Committee

The executive committee is authorized to exercise, to the fullest extent permitted by Nevada law and the By-Laws of the Company, all of the authority of the Board. The executive committee is composed of Paul W. Lowden (Chairman), John W. Delaney and John M. Garner.

ii.	Audit Committee

The audit committee’s primary responsibilities include recommending which firm of accountants should be selected as the Company’s independent auditors, overseeing the independent auditor relationship, providing guidance and oversight to the Company’s internal audit activities, reviewing the audited financial statements and quarterly financial information with the independent auditors and management and discussing the quality and adequacy of the Company’s internal controls. The audit committee is currently composed of Jay Parthemore (acting Chairman), William J. Raggio and Howard E. Foster.

Messrs. Raggio, Foster and Parthemore are independent directors, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. Rule 4200(a)(15) provides that a director is not independent for purposes of the rule if, among other things, the director has been employed by the Company or its affiliates in any of the last three years. The Board considers Mr. Foster to be a financial expert within the meaning of Item 401(h)(2) of Regulation S-K, which generally means the Company believes Mr. Foster has an understanding of generally accepted accounting principles; the ability to assess the general application of such principles; experience preparing, auditing, analyzing, or evaluating financial statements similar to the Company’s; an understanding of internal control over financial reporting; and an understanding of audit committee functions. Mr. Foster’s relevant experience is summarized under “Directors and Executive – Officers-Howard Foster,” above.

The audit committee operates under a written charter adopted by the Board and revised in 2004.

iii.	Compensation Committee

The compensation committee establishes compensation for the executive officers of the Company, administers the Plan, authorizes grants of options and sales of shares under the Plan and recommends to the full board any modifications of the Plan. The compensation committee is composed of John W. Delaney (Chairman) and William J. Raggio.

The members of the compensation committee, John W. Delaney and William J. Raggio, are non-employee directors. Mr. Delaney has not been an officer of the Company or any of its subsidiaries, although Mr. Delaney is the president of Central Banc Mortgage. Prior to fiscal 2004, the Company purchased from Central Banc Mortgage an aggregate of approximately $0.9 million of commercial and residential loans originally funded by Central Banc Mortgage to unaffiliated third parties. At September 30, 2004, Central Banc Mortgage owed the Company approximately $0.4 million. See, “Certain Relationships and Related Transactions.” William J. Raggio, who from 1982 to 1999 served as Vice President, Secretary and General Counsel of the Company and its predecessors, is a stockholder and a member of the law firm of Jones Vargas. During fiscal year 2004, the Company retained Jones

Vargas to advise the Company regarding various legal matters, and the Company continues to engage Jones Vargas for legal representation.

iv.	Nominating Committee

The Board has determined that a nominating committee is not appropriate for the Company due to the controlling interest in the Company held by the Company’s principal stockholder and Chairman of the Board, Paul W. Lowden. For the same reason, the Board currently does not accept Board nominations from the Company’s stockholders. At this time, nominees to fill Board positions are approved by the full Board.

Compensation Committee Interlocks and Insider Participation

The members of the compensation committee, John W. Delaney and William J. Raggio, are non-employee directors. Mr. Delaney has never been an officer of the Company or of any of its subsidiaries. Mr. Delaney is the president of Central Banc Mortgage, a mortgage banking company of which Paul W. Lowden is a director and sole stockholder. During fiscal 2001 through fiscal 2003, the Company purchased from Central Banc Mortgage an aggregate of $400,000 of commercial and residential loans originally funded by Central Banc Mortgage to unaffiliated third parties. See, “Certain Relationships and Related Transactions.” William J. Raggio, who from 1982 to 1999 served as Vice-President, Secretary and General Counsel of the Company and its predecessors, is a shareholder and a member of the law firm of Jones Vargas. During fiscal years 2004 and 2003, the Company retained Jones Vargas to advise the Company regarding various legal matters, and the Company continues to engage Jones Vargas for legal representation. During the fiscal year ended 2004, the Company incurred approximately $130,000 in legal fees from Jones Vargas.

Compensation of Directors

Directors who are not employees of the Company or its affiliates receive $24,000 annually and $1,000 per Board meeting attended, $800 per committee meeting attended as a member and $900 per committee meeting attended as chairman.

Policy with Respect to Directors

The Company requires all members of the Board to comply with all Company policies prior to attending a newly elected director’s first meeting of the Board. These requirements include filing a gaming application with the Nevada gaming authorities and executing a confidentiality agreement. Until such time as an elected individual has complied with these requirements, he or she will not be entitled to the benefits of the directorship position, including any director fees or stock option awards that would have otherwise been paid or granted.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. People who are subject to the reporting obligations of Section 16(a) are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

Based solely on our review of the copies of the reports we received and written representations from the Company’s executive officers, directors and holders of 10% of the common stock, the Company believes that, during fiscal year 2004, Jay Parthemore filed the following reports late: (i) a Form 3; (ii) a Form 4 reporting one late transaction; (iii) a Form 4 reporting two late transactions; (iv) a Form 4 reporting seven late transactions; and (v) a Form 4 reporting one late transaction. All forms were filed with the SEC on December 16, 2004.

BENEFICIAL OWNERSHIP OF SHARES

The following sets forth information regarding beneficial ownership of Common Stock and Preferred Stock as of May 3, 2005, by (i) each person known to be the beneficial owner of more than 5% of the outstanding Common Stock or Preferred Stock; (ii) each director of the Company and (iii) all directors and officers of the Company as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class	Shares of Preferred Stock		Percent of Class
Paul W. Lowden	4,980,144	(2)	75.6%	810,000	(3)	17.9%
Suzanne Lowden	4,792	(4)	0.1%	2,524	(5)	0.1%
John W. Delaney	13,750	(6)	0.2%	0		0
William J. Raggio	17,972	(6)	0.3%	5,472		0.1%
Howard Foster	6,300		0.1%	119,126		2.6%
Jay Parthemore	175,249		2.8%	200		*
David. E. Shaw (7)	0		0	361,000		8.0%
All directors and officers as a group (7 persons)	5,198,207		79.1%	937,322		20.7%

*	Less than 0.1%

(1)	The address for Paul W. Lowden is c/o Archon Corporation, 3993 Howard Hughes Parkway, Suite 630, Las Vegas, Nevada 89109. The shares owned by each person, or by the group, and the shares included in the total number of shares outstanding have been adjusted, and the percentage owned (where such percentage exceeds 1%) has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

(2)	Includes 1,528,970 shares held by LICO, which is wholly-owned by Mr. Lowden.

(3)	Includes 804,941 shares held by LICO, which is wholly-owned by Mr. Lowden.

(4)	Includes 4,521 shares held by Mrs. Lowden as custodian for a child and excludes shares beneficially owned by Mr. Lowden reflected in the table.

(5)	Includes 1,262 shares held by Mrs. Lowden as custodian for a child and excludes shares beneficially owned by Mr. Lowden reflected in the table.

(6)	Includes or represents 12,500 shares that may be acquired upon the exercise of outstanding stock options.

(7)	The address for Mr. Shaw is 120 W. 45th Street, Tower 45, 39th Floor, New York, New York 10036. Mr. Shaw does not own the Preferred Stock directly but by virtue of his position as president and sole shareholder of D. E. Shaw & Co., Inc. and other of his companies, he is deemed to be the beneficial owner of such shares.

EXECUTIVE COMPENSATION

Executive Compensation

Set forth below is information concerning compensation for services in all capacities to the Company and its affiliates for the fiscal years ended September 30, 2004, 2003 and 2002 of Paul W. Lowden, the Chief Executive Officer, the only executive officer of the Company serving as such at the end of the Company’s fiscal year ended September 30, 2004 who earned a total annual salary and bonus in excess of $100,000 during the fiscal year ended September 30, 2004.

Name and Principal Position	Fiscal Year	Salary	Bonus		Other Annual Compensation(1)	All Other Compensation
Paul W. Lowden President, Chairman of the Board and CEO	2004 2003 2002	$571,154 550,000 550,000	$200,000 200,000 243,740	(2) (2) (2)	$0 0 0	$10,479 4,511 31,772	(3) (3) (3)

(1)	The Company provides perquisites and other personal benefits, including automobiles to its senior executives and provides such persons complimentary privileges at the restaurants and bars of the Company’s hotel-casino. It is impractical to ascertain the extent to which such privileges are utilized for personal rather than business purposes. However, after reasonable inquiry, the Company believes the value of all such perquisites and other personal benefits is less than the lesser of $50,000 or 10% of the total salary and bonus reported for the person named above.

(2)	See “Compensation Arrangements with Mr. Lowden.”

(3)	“All Other Compensation” for Paul W. Lowden in fiscal 2004 includes $7,404 of life insurance premiums paid by the Company for the benefit of Mr. Lowden, and $3,075 of matching contributions made by the Company to the Retirement Savings 401(k) Plan for the benefit of Mr. Lowden. “All Other Compensation” for Paul W. Lowden in fiscal 2003 includes $1,511 of group term life insurance paid by the Company for the benefit of Mr. Lowden, and $3,000 of matching contributions made by the Company to the Retirement Savings 401(k) Plan for the benefit of Mr. Lowden. “All Other Compensation” for Mr. Lowden in fiscal 2002 includes $29,022 of life insurance premiums paid by the Company for the benefit of Mr. Lowden, and $2,750 of matching contributions made by the Company to the Retirement Savings 401(k) Plan for the benefit of Mr. Lowden.

Compensation Arrangements with Mr. Lowden

The compensation committee of the Board approved Mr. Lowden’s compensation package for the fiscal year ended 2004, which provided for an annual base salary of $550,000. Due to the timing of payroll dates in fiscal 2004, wages received by Mr. Lowden were higher than his $550,000 annual salary base. Additionally, in recognition of Mr. Lowden’s efforts, the compensation committee approved a bonus in the amount of $200,000 payable in bi-weekly installments throughout fiscal year 2004.

The following reports of the compensation and audit committees and the performance graph that appears after the reports shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the

Securities Exchange Act of 1934, or incorporated by reference in any documents so filed.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

It is the responsibility of the compensation committee to establish and review the Company’s executive compensation plans, programs and policies, monitor the performance and compensation of executive officers, and make recommendations to the Board concerning matters of executive compensation. This report is provided by the compensation committee of the Board to assist stockholders in understanding the objectives and procedures in establishing the compensation of the Company’s chief executive officer and other executive officers.

Compensation Policies Toward Executive Officers

The compensation committee recognizes that an executive compensation policy should be designed to provide competitive levels of compensation that integrate base salary and annual bonus with the Company’s annual and long-term goals, reward exceptional performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. The compensation committee believes that in order to align the financial interest of the Company’s executives with that of its stockholders, a portion of its executives’ compensation should be tied to the achievement of long-term performance criteria. Performance criteria considered by the compensation committee reflects Company strategies. The compensation committee reviews these criteria on a periodic basis to ensure their continued alignment with Company strategies. The Company granted stock options in the past to certain executives to similarly align their performance with Company strategies. The Company also maintains certain executive benefits that are considered necessary to offer fully competitive opportunities to its executives.

Chief Executive Officer Compensation

The compensation committee established Mr. Lowden’s annual base salary and annual incentive for fiscal year ended 2004 based upon a review of compensation of chief executives of similar casino and gaming companies, together with an evaluation of the Company’s results for fiscal year 2003. Mr. Lowden’s base salary and annual bonus were not increased in fiscal year 2004.

In evaluating the performance of Mr. Lowden, the compensation committee has considered performance measures that support Company strategies. The Company’s strategy has focused on strengthening its balance sheet by managing its assets, improving operations at the property in Laughlin, Nevada and evaluating development opportunities. Based on these considerations, the compensation committee approved Mr. Lowden’s compensation package for fiscal year ended 2004.

Compensation Committee:

John W. Delaney, Chairman
William J. Raggio

AUDIT COMMITTEE REPORT

As described more fully in its charter, the purpose of the audit committee is to assist the Board in its general oversight of the Company’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young, the Company’s newly appointed independent auditing firm, as well as Deloitte the Company’s former independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards in the United States.

The audit committee members’ functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the audit committee certify that the independent auditor is “independent” under applicable rules. The audit committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the audit committee’s members in business, financial and accounting matters.

Among other matters, the audit committee monitors the activities and performance of the Company’s internal and external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The audit committee and the Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent auditor. The audit committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of the Company’s financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the audit committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the audit committee generally oversees the Company’s internal compliance programs.

The audit committee has reviewed and discussed the consolidated financial statements with management and the independent auditor, management represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the independent auditor represented that its presentations included the matters required to be discussed with the independent auditor by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Company’s independent auditor also provided the audit committee with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the audit committee discussed with the independent auditor that firm’s independence.

Following the audit committee’s discussions with management and the independent auditor, the audit committee recommended that the Board include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended September 30, 2004.

The audit committee has considered whether the provision by the current and former independent auditing firms, Ernst & Young and Deloitte, respectively, of non-audit services is compatible with maintaining the auditor’s independence.

Audit Committee

Jay Parthemore, Acting Chairman William J. Raggio Howard E. Foster

The following fees were billed by Deloitte for services provided to the Company for the fiscal year ended September 30, 2004 and 2003:

	2004	2003
Audit fees	$223,573	$127,000

Audit-related fees	$13,000	$12,000

Tax fees	$18,684	$9,684

All other fees	$0	$0

Audit Fees. Audit Fees are the aggregate fees billed for professional services rendered in connection with the engagement to audit the Company’s annual financial statements for the fiscal years ended September 30, 2004 and September 30, 2003 and the reviews of the financial statements included in the Company’s Forms 10-Q for those fiscal years.

Audit-Related Fees. Audit-Related Fees are the aggregate fees billed for the assurance and related services by the independent registered public accountants that are reasonably related to the performance of the audit or the review of the Company’s financial statements but are not reported in Audit Fees. The Audit Related Fees were incurred due to the audits of the Company’s 401(k) plan in 2004 and 2003 and regulatory correspondence in 2004.

Tax Fees. Tax Fees are the aggregate fees for professional services rendered by the independent registered public accountants for tax compliance, tax planning and tax advice. The Tax Fees were incurred related to the filing of the Company’s federal and/or state consolidated and subsidiary income tax returns.

All Other Fees. All Other Fees are the aggregate fees billed for services rendered by the principal accountant, other than audit and financial information systems design and implementation services. For the years 2004 and 2003, there were no such fees incurred.

Pre-Approval of Policies and Procedures The audit committee is responsible for reviewing and approving, in advance, all audit and non-audit services of the independent auditor. The audit committee approved the engagement of Deloitte to audit the financial statements of the Company and its subsidiaries for the fiscal year 2004 and to provide certain non-audit services to the Company. None of the engagements pre-approved by the audit committee during 2004 made use of the de minimus exception to pre-approval as contained in the applicable rules of the SEC.

PERFORMANCE GRAPH

The graph below provides a comparison of the cumulative total stockholder return of the Company with the Standard & Poor’s 500 Composite Stock Index and the Dow Jones Casino Index. This graph assumes the investment of $100 on September 30, 1999 in the Company and the two indices mentioned along with the reinvestment of dividends. The returns of the Company and each index have been weighted annually for their market capitalization on September 30 of each year.

*	$100 Invested On September 30, 1999 In Stock Or Index - Including Reinvestment Of Dividends. Fiscal Year Ending September 30.

	Cumulative Total Return
	9/99	9/00	9/01	9/02	9/03	9/04
Archon Corporation	100.00	550.00	413.33	340.00	386.67	933.33
S & P 500	100.00	113.28	83.13	66.10	82.22	93.63
Dow Jones US Gambling	100.00	128.61	85.79	134.51	170.61	237.22

CERTAIN RELATIONSHIPS AND TRANSACTIONS

We believe that all transactions mentioned below are on terms at least as favorable to the Company as would have been obtained from an unrelated third party.

Paul W. Lowden and Suzanne Lowden are husband and wife.

The Company has entered into a Patent Rights and Royalty Agreement with David Lowden, brother of Paul W. Lowden, with respect to certain gaming technology for which David Lowden has been issued a patent. The Company has agreed to pay certain royalty payments with respect to the technology incorporated into gaming devices placed in operation, as well as costs related to maintain the patent. David Lowden has granted the Company an exclusive five-year license expiring in January 2007 in the United States with respect to the technology, which will be automatically renewed for additional two-year terms unless the Company terminates the agreement within thirty days prior to the renewal or the agreement is otherwise earlier terminated in accordance with its terms. The Company also has an understanding with David Lowden that it will pay for the costs of commercial development of the technology. As of March 31, 2005, the Company had expended approximately $0.25 million for commercial development of the technology.

During fiscal 2004, the Company purchased an aggregate of approximately $0.9 million of commercial and residential loans originally funded by Central Banc Mortgage to unaffiliated third parties. The loans were purchased by the Company for the principal amount, plus accrued interest, if any. Central Banc Mortgage is owned by LICO, which in turn is owned by Paul W. Lowden. John W. Delaney is the president of Central Banc Mortgage. As of March 31, 2005, the Company was owed approximately $0.4 million from Central Banc Mortgage.

William J. Raggio, is a stockholder and member of the law firm of Jones Vargas. During fiscal year 2004, the Company retained Jones Vargas to advise the Company regarding various legal matters, and the Company continues to engage Jones Vargas for legal representation. During the fiscal year ended 2004, the Company incurred approximately $0.1 million in legal fees from Jones Vargas.

See “Executive Compensation – Compensation Arrangements with Mr. Lowden” for information regarding certain bonus arrangements for Mr. Lowden and obligations of LICO, a company wholly-owned by Mr. Lowden, owed to the Company.

ANNUAL REPORT

We have mailed our annual report for fiscal year 2004, including our annual report on Form 10-K for fiscal year 2004 without exhibits, to stockholders of record at the close of business on May 3 2005. We will provide a copy of our annual report on Form 10-K, including exhibits, upon the written request of any beneficial owner of our Common Stock as of the record date for the annual meeting and upon reimbursement of our reasonable expenses. Any request should be addressed to the Chief Financial Officer, Archon Corporation, 3993 Howard Hughes Parkway, Suite 630, Las Vegas, Nevada 89109.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, any eligible stockholder (as defined below) of the Company wishing to have a proposal considered for inclusion in the Company’s proxy solicitation material for the 2006 annual meeting must set forth such proposal in writing and file it with the Secretary of the Company on or before February 15, 2006. The Board will review any proposals from eligible stockholders which it receives by that date and will determine whether any such proposals will be included in its proxy solicitation materials for the 2006 annual meeting. An eligible stockholder is one who is the record or beneficial owner of at least 1% or $2,000 in market value of securities entitled to be voted on the proposal at that annual meeting, who has held the securities for at least one year and who continues to own such securities through the date on which the 2006 annual meeting is held.

SOLICITATION OF PROXIES

The Company will bear the cost of this solicitation. Proxies may be solicited by mail, telephone or e-mail, or personally by directors, officers and regular employees of the Company, none of whom will receive any special compensation for such services. The Company will reimburse persons holding stock in their names or in the names of their nominees for reasonable expenses of forwarding proxy materials to their principals.

STOCKHOLDER COMMUNICATION WITH BOARD OF DIRECTORS

The Company’s stockholders may send communications to the Board by writing to the Chairman of the Board, Archon Corporation at 3993 Howard Hughes Parkway, Suite 630, Las Vegas, Nevada 89109. The Company’s acceptance and forwarding of communications to the directors does not imply that the directors owe or assume duties to persons submitting the communications, the duties of the directors being only those prescribed by applicable law.

All communications will be relayed to the directors, except for the following types of communications:

•	communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to stockholders or other constituencies of the Company generally;

•	communications that advocate the Company’s engaging in illegal activities;

•	communications that, under community standards, contain offensive, scurrilous or abusive content; and

•	communications that have no rational relevance to the business or operations of the Company.

Communications addressed to directors may, at the direction of the directors, be shared with Company management.

BOARD ATTENDANCE AT ANNUAL MEETINGS

Currently, the Company does not have a policy regarding director attendance at annual meetings of stockholders. Usually every sitting director attends the annual meeting of stockholders. At the 2004 annual meeting of stockholders, all six directors were either present in person or participated telephonically.

CODE OF ETHICS

Pursuant to Item 406 of Regulation S-K, the Company adopted a Code of Ethics governing the behavior of the Company’s principal executive and senior financial officers.

OTHER BUSINESS

The Board does not know of any other business that will be presented for consideration at the upcoming annual meeting. If any other business properly comes before the annual meeting or at any adjournment or postponement thereof, the proxy holders will vote in regard to the other business according to their discretion. The Company is not aware of any such other business.

By Order of the Board of Directors

/s/ John M. Garner
John M. Garner
Secretary

June 15, 2005

Appendix A

AMENDED AND RESTATED 1993 KEY EMPLOYEE STOCK OPTION PLAN

ARCHON CORPORATION

(Subject to Stockholder Approval)

1.	Purpose of Plan. The purpose of this Amended and Restated 1993 Key Employee Stock Option Plan ( the “Plan”) of Archon Corporation, a Nevada corporation (the “Company”), is to enable the Company and any of its subsidiaries to attract, retain and motivate their employees by providing for or increasing the proprietary interests of such persons in the Company. This Plan provides for the grant of Incentive Option, Non-Qualified Options and Discount Options (as such capitalized terms are hereinafter defined) to eligible employees of the company and any of its subsidiaries.

2.	Certain Definitions. As used in this Plan, the following terms shall have the meanings indicated:

(a)	“Common Share” shall mean a share of the common stock of the Company, together with any other securities with respect to which options granted hereunder may become exercisable.

(b)	“Committee” shall have the meaning ascribed to it in Section 7 hereof.

(c)	“Discount Option” shall mean an option granted under this Plan that

(i)	either is not intended to be or is not denominated as an Incentive Option, or that does not qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (“Code”), and

(ii)	that has an exercise price that is less than the aggregate Fair Market Value of the Option Shares on the date of grant of such option.

(d)	“Employee” shall mean any person employed by the Company or any of its subsidiaries on a salaried basis, including any director who is so employed.

(e)	“Fair Market Value” shall have the meaning ascribed to it in Section 9 hereof.

(f)	“Incentive Option” shall mean an option granted under this Plan that both is intended to and qualifies as an incentive stock option under Section 422 of the Code.

(g)	“Non-Qualified Option” shall mean an option granted under this Plan that

(i)	either is not intended to be or is not denominated as an Incentive Option, or that does not qualify as an incentive stock option under Section 422 of the Code, and

(ii)	that has an exercise price that is not less than the aggregate Fair Market Value of the Option Shares on the date of grant of such option.

(h)	“Option Shares” shall mean, with respect to any option granted under this Plan the Common Shares that may be acquired upon the exercise in full of such option.

3.	Common Shares Subject to Plan. The Maximum number of Common Shares that may be issued upon the exercise in full of options granted under this Plan is 1,200,000, subject to adjustment as provided in Section 10 hereof. Such maximum number does not include the number of Common Shares subject to the unexercised portion of any option granted under this Plan that expires or is terminated.

4.	Persons Eligible under Plan. Any Employee shall be eligible to be considered for the grant of options under this Plan.

5.	Duration of Plan. Options may not be granted under this Plan after September 24, 2013.

6.	Stock Options.

(a)	Incentive Options.

(i)	Incentive Options may be granted under this Plan to any Employee. Each Incentive Option granted under this Plan shall have an exercise price that is not less than the aggregate Fair Market Value of the Option Shares on the date of grant of such option; provided, however, that each Incentive Option granted under this Plan to an Employee then owning (after application of the family and other attribution rules of Section 425(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations shall have an exercise price that is not less than 110% of the aggregate Fair Market Value of the Option Shares on the date of grant of such options.

(ii)	Each Incentive Option granted under this Plan shall expire on the tenth anniversary of the date of grant of such option; provided, however, that any Incentive Option granted under this Plan to an Employee who owns (after the application of the family and other attribution rules of Section 425(d) of the Code), at the time such option is granted, more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations shall expire on the fifth anniversary of the date of grant of such option. In addition, each Incentive Option shall also terminate upon, or within a certain time after, the Employee’s termination of employment with the Company or any of its subsidiaries, as more fully set forth in the Option Agreement.

(iii)	To the extent that the aggregate Fair Market Value (determined on the date such options are granted) of the Common Shares with respect to which Incentive Options are exercisable for the first time by any Employee during any calendar year (under this Plan and all other stock option plans at the Company and its parent or subsidiary corporations) exceeds $100,000, then such excess over $100,000 shall not be considered as subject to an Incentive Option, but rather shall be considered as subject to a Non-Qualified Option. This rule shall be applied by taking Common Shares subject to Incentive Options that are purchasable for the first time in the calendar year into account in the order in which such Incentive Options were granted.

(b)	Non-Qualified Options. Non-Qualified Options may be granted under this Plan to any Employee. Each non-Qualified Option granted under this Plan shall expire on the earlier of (i) the tenth anniversary of the date of grant of such option, or (ii) upon, or within a certain time after, the Employee’s termination of employment with the Company or any of it subsidiaries, as more fully set forth in the Option Agreement.

(c)	Discount Options. Discount Options may be granted under this Plan to any Employee. Each Discount Option granted under this Plan shall expire on the earlier of (i) the tenth anniversary of the date of grant of such option, or (ii) upon, or within a certain tie after, the Employee’s termination of employment with the Company or any of its subsidiaries, as more fully set forth in the Option Agreement.

(d)	Option Agreement. Upon each grant of an option under this Plan, the Committee, on behalf of the Company, shall enter into, execute, and deliver to the optioner an option agreement containing the terms and conditions of such option (the “Option Agreement”). Each Option Agreement evidencing Incentive Options shall contain all terms and conditions required by the Code and applicable Treasury Regulations thereunder in order to qualify as such.

(e)	Nontransferability. Any transferability restrictions imposed on options granted shall be set forth in the individual option agreement.

(f)	Payment of Exercise Price of Options. Payment of the exercise price of any option granted under this Plan shall be made in full in cash concurrently with the exercise of such option; provided, however, that, if and to the extent the Option Agreement with respect to such option so provides, the payment of such exercise price may be made:

(i)	in whole or party, with Common Shares delivered concurrently with such exercise (such shares to be valued on the basis of the Fair Market Value of such shares on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring Common Shares; and/or

(ii)	in whole or in party, by reducing the number of Common Shares to be delivered to the optionee upon exercise of such option (such reduction to be valued on the basis of the aggregate Fair Market Value (determined on the date of such exercise) of the additional Common Shares that would otherwise have been delivered to such optionee upon exercise of such option), provided that the Company is not then prohibited from purchasing or acquiring Common Shares.

7.	Administration of Plan. This Plan shall be administered by a committee of the Board of Directors of the Company (the “Board”) consisting of two or more directors (the “Committee”) who shall serve at the pleasure of the Board. Except as otherwise permissible under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”), no member of the Committee (while he serves as such) shall be granted or awarded, or, during the one year period prior to serving as a Committee member shall have been granted or awarded, any equity security, including without limitation, any derivative security, of the Company pursuant to either this Plan or any other plan of the Company or any of its affiliates. On behalf of the Company, and subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

(a)	adopt, amend, and rescind rules and regulations relating to this Plan:

(b)	determine which persons meet the requirements of Section 4 hereof for eligibility under this Plan, and to which of the eligible persons, if any, options shall be granted under this Plan;

(c)	grant options under this Plan, determine the terms and conditions to be included in the Option Agreements, including the number of Common Shares subject thereto, the exercise prices, the permissible forms of payment of such exercise prices, the terms of exercise of options, and any other terms and conditions deemed necessary or desirable, and determine the permissible forms of payment of any income taxes required to be withheld by the Company as a result of the exercise of such options;

(d)	determine whether, and the extent to which, adjustments are required under Section 10 hereof; and

(e)	construe this Plan and the terms, conditions and restrictions of any options granted under this Plan, and construe the Option Agreements with respect to such options.

Neither the members of the Board nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any option, right, or share of stock granted or sold under it, and members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.

8.	Payment of Income Taxes. If the Company is required to withhold an amount on account of any federal or state income tax imposed as a result of the exercise of any option granted under this Plan, the purchaser or optionee shall, concurrently with such withholding, pay such amount to the Company in full in cash; provided, however, that, in the discretion of the Committee, the payment of such amount to the Company may be made in whole or in part;

(a)	with Common Shares delivered by such purchaser or optionee concurrently with such withholding (such shares to be valued on the basis of the Fair Market Value of such shares on the date of such sale or exercise), provided that the Company is not then prohibited from purchasing or acquiring Common Shares; and/or

(b)	by reducing the number of Common Shares to be delivered to such optionee upon exercise of such option (such reduction to be valued on the basis of the aggregate Fair Market Value determined on the date of such exercise) of the additional Common Shares that would otherwise have been delivered to such optionee upon exercise of such option, provided that the Company is not then prohibited from purchasing or acquiring Common Shares.

9.	Determination of Fair Market Value. The “Fair Market Value” of a Common Share or other security on any day shall be equal to the last sale price per Common Share or other security on such day or, in case no such sale takes place on such day, the average of the closing bid and asked prices in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if the Common Shares or such other securities are not listed or admitted to trading on the American Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares or such other securities are listed or admitted to trading or, if the Common Shares or such other securities are not listed or admitted to trading on any national securities exchange, the last quoted price or, of not so quoted, the average of the high bid and low asked prices in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or such other system then in use or, if on any such date the Common Shares or such other securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares or such other securities selected by the Board. In all other cases, Fair Market Value shall be the value determined in good faith by the Committee based upon an independent appraisal of the Company. For purposes of valuing Common Shares subject to the Incentive Options, the Fair Market Value of a Common Share or other security shall be determined without regard to any restriction other than one that, by its terms, will never lapse.

10.	Adjustments. If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or if cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a recapitalization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, or the like, then, unless such event shall cause this Plan to terminate pursuant to Section 13(b) hereof, the Committee shall make appropriate and proportionate adjustments in the following:

(a)	the maximum number and type of shares or other securities that may thereafter be sold under this Plan or acquired upon the exercise in full of options thereafter granted under this Plan;

(b)	the number and type of shares or other securities or cash or other property that may be acquired upon the exercise in full of options theretofore granted under this Plan; and

(c)	the number and type of securities thereafter subject to the restrictions previously imposed upon other securities under this Plan; provided, however, that any such adjustments in options theretofore granted under this Plan shall be made without changing the aggregate exercise price of the unexercised portions of such options.

11.	Acceleration. All outstanding options theretofore granted under this Plan shall become fully exercisable upon the first to occur of the following (the “Acceleration Date”):

(a)	the date of dissemination to the shareholders of the Company of a proxy statement seeking shareholder approval of a reorganization, merger, or consolidation of the Company as a result of which the outstanding securities of the class then subject to this Plan are exchanged for or converted into cash, property and/or securities not issued by the Company, unless such reorganization, merger or consolidation shall have been affirmatively recommended to the shareholders of the Company by the Board;

(b)	the first date of public announcement that any person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the 1934 Act) of such person or entity, shall have become, or shall intend to become, or shall have commenced a tender offer or exchange offer the consummation of which would result in such person or entity becoming the Beneficial Owner (as defined in Rule 13d-3 promulgated under the 1934 Act) of voting securities of the Company representing 25% or more of the voting power of the Company, provided, however that the terms “person” or “entity,” as used in this subsection (b), shall not include (i) the Company or any of its subsidiaries, (ii) any employee benefit plan of the Company or any of its subsidiaries, (iii) any entity holding voting securities of the Company for or pursuant to the terms of any such plan, (iv) any person or entity who or which, together with all Affiliates and Associates of such person or entity is, on the date of adoption of this Plan by the Board, the Beneficial Owner of voting securities of the Company representing 15% or more of the voting power of the Company, or (v) any Affiliate or Associate of any person or entity described in (iv) above;

(c)	the first date upon which directors of the Company who were nominated by the Board for election as directors shall cease to constitute a majority of the authorized number of directors of the Company; or

(d)	the date of dissemination to the shareholders of the Company of a proxy statement disclosing a change of control of the Company.

12.	Termination. This Plan and all outstanding options theretofore granted under this Plan shall terminate upon the first to occur of the following:

(a)	the dissolution or liquidation of the Company;

(b)	the reorganization, merger, or consolidation of the Company as a result of which the outstanding securities of the class then subject to this Plan are exchanged for or converted into cash, property and/or securities not issued by the Company, which reorganization, merger or consolidation shall have been affirmatively recommended to the shareholders of the Company by the Board; or

(c)	a sale of substantially all of the property and assets of the Company.

13.	Amendment of Plan. The Board may alter, amend, suspend, or terminate this Plan, provided that no such action shall deprive the optionee of any option theretofore granted under this Plan, without the consent of such optionee, of such option or of any rights of such person thereunder or with respect thereto. Except as provided in this Plan, no such action of the Board, unless and until such action is approved by the shareholders of the Company, may:

(a)	increase the maximum number of Common Shares that may be acquired upon the exercise in full of options granted under this Plan in the aggregate;

(b)	alter the class of persons eligible to be considered for the grant of options under this Plan;

(c)	remove the administration of the Plan from the Committee or render the members of the Committee eligible to receive options, rights, or stock under the Plan while serving as such;

(d)	extend the duration of this Plan; or

(e)	materially increase the benefits accruing to the optionees of options theretofore granted or that may thereafter be granted under this Plan.

14.	Effective Date of Plan. This Plan became effective on , 2005 the date upon which it was approved by the holders of a majority of the outstanding Common Shares of the Company within 12 months after the date upon which this Plan was adopted by the Board.

15.	Legal Restrictions. Nothing herein, in any agreement entered into hereunder, or in any option or right granted hereunder shall require the Company to issue any Common Shares upon exercise of any option or right if such sale or issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933, as amended (the “1933 Act”), or any similar or superseding statute or statutes, or any applicable statute or regulation as then in effect. At the time of any exercise of an option or right, the Company may, as a condition precedent to the sale of such exercise of such option or right, require from the holder of the stock, stock option, or right (or in the event of his death, his legal representatives, legatees or distributees, or in the event of a Qualified Domestic Relations Order, his alternate payee) such written representations, if any, concerning his (or the transferee’s) intentions with regard to the retention or disposition of the Common Shares being acquired by exercise of such option or right and such written covenants and agreements, if any, as to the manner of disposal of such Common Shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by such holder (or in the event of his death, his legal representatives, legatees or distributees, or in the event of a Qualified Domestic Relations Order, his alternate payee), will not involve a violation of the 1933 Act or any similar or superseding statute or statutes, or any other applicable state or federal statute or regulation as then in effect. Certificates for Common Shares, when issued, shall have appropriate legends, or statements of other applicable restrictions, endorsed thereon, and may or may not be immediately transferable.

16.	Governing Law. All questions arising with respect to the provisions of the Plan or any Option Agreements shall be determined by application of the laws of the State of Nevada except to the extent Nevada law is preempted by federal law. The obligation of the Company to sell and deliver Common Shares hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Shares.

ARCHON CORPORATION

COMMON STOCK PROXY SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS OF ARCHON CORPORATION

The undersigned hereby appoints Paul W. Lowden and John M. Garner, and each of them, as proxies, with full power of substitution to vote any and all shares of common stock, $0.01 par value, of Archon Corporation (the “Company”), which the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held at 10:00 a.m. Pacific Time on Thursday, June 30, 2005 at the Pioneer Hotel & Gambling Hall, 2200 Casino Drive, Laughlin, Nevada, and at any adjournment or postponement thereof, as specified on the reverse side of this common stock proxy card. Holders of common stock of record as of May 3, 2005 will be entitled to vote with respect to matters presented to holders of common stock at this annual meeting.

(Continued and to be signed on the reverse side)

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

ANNUAL MEETING OF STOCKHOLDERS OF

ARCHON CORPORATION

June 30, 2005

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. Election of Directors:

FOR ALL NOMINEES

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

O Paul W. Lowden O William J. Raggio

2. Reinstatement and Amendment of the 1993 Key Employee Stock Option Plan

FOR AGAINST ABSTAIN

3. Ratification of selection of Ernst & Young LLP as the independent registered public accounting firm.

If the instructions don’t provide otherwise, shares of common stock represented by this common stock proxy will be voted for the nominees listed in Proposal 1, for Proposal 2 and Proposal 3 and in the discretion of the proxy holders with respect to any other matter presented to the holders of common stock at the 2005 annual meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder:

Date:

Signature of Stockholder:

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.